EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of September 16, 2021 (the “Effective Date”), by and between Teddy Scott (the “Executive”) and Bakhu Holdings, Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company desires to employ the Executive as Chief Executive Officer, on the terms and conditions set forth herein;

WHEREAS, the Executive desires to be employed by the Company as Chief Executive Officer on such terms and conditions; and

WHEREAS, in accepting engagement by the Company, the Executive has not relied and will not rely on any statements or representations, whether oral or in writing, by any officers, employees, or agents of the Company, except as expressly provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

AGREEMENT

1.Term. The Executive’s employment as the Chief Executive Officer shall be effective as of the Effective Date and shall continue until terminated pursuant to Section 5 of this Agreement. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term”.

2.Positions and Duties.

2.1Position. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Company, reporting to the board of directors of the Company (the “Board”). In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Board, which duties, authority, and responsibilities are consistent with the Executive’s position and title.

2.2Duties. During the Employment Term, the Executive will not engage in any other business, profession, or occupation for compensation or otherwise which conflicts or interferes with the performance of the Executive’s duties and responsibilities to the Company as provided hereunder.

2.3Chairman of the Board. In addition to serving as the Chief Executive Officer, on the Effective Date, the Board will appoint the Executive to serve as a member of the Board and he will serve as the Chairman of the Board. The Executive will continue to serve as Chairman of the Board until his resignation, removal or failure to be reelected by the stockholders of the Company.

2.4Indemnification Agreement. In connection with Executive’s employment as Chief Executive Officer and his appointment to the Board, on the Effective Date, the Executive and the Company will enter into the Company’s form of indemnification agreement attached hereto as Exhibit A.

3.Place of Performance. The principal place of Executive’s employment shall be in the State of Illinois, with travel if necessary and within the scope of Executive’s role, to the Company’s principal executive office currently located at One World Trade Center, Suite 130, Long Beach, CA 90831. The Executive agrees and understands that the Executive may be required to travel from time to time in the performance of the Executive’s services or at the request of Company during the Employment Term.

4.Compensation.

4.1Base Salary. The Company shall pay the Executive an annualized base salary of $1.00 payable in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. The Executive’s base salary may be reviewed from time to time by the Board in its discretion. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary”.

4.2Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, on the Effective Date, the Company will grant to the Executive, pursuant to the Bakhu Holdings, Corp. 2020 Long-Term Incentive Plan (the “Plan”), a non-qualified stock option to purchase Five Million (5,000,000) shares of the Company’s common stock (the “Option”), with an exercise price equal to $4.50 per share. Unless otherwise provided in this Agreement, the Plan or the Award Agreement (as defined below): six hundred twenty-five thousand (625,000) shares subject to the Option shall be immediately vested on the Effective Date and ninety-three thousand eighty-five (93,085) shares subject to the Option shall vest on the first day of each calendar month thereafter over a period of forty seven (47) months; provided that, in the 47th month following the Effective Date all shares subject to the Option that remain unvested shall vest. All other terms and conditions of the Option including, without limitation, the treatment of vested and unvested Option shares following a termination of employment or removal as the Chairman of the Board, shall be governed by the terms and conditions of the Plan and the stock option award agreement attached hereto as Exhibit B (the “Award Agreement”).

4.3Employee Benefits. During the Employment Term, the Executive shall be eligible to participate in any employee benefit plans, practices, and programs maintained by the Company unless otherwise required by applicable law.  Except where prohibited by law, all benefits (if applicable) are subject to change in the sole discretion of the Company. Executive understands and agrees that as of the Effective Date, the Company does not maintain any employee benefit plans, practices or programs.

4.4Vacation; Paid Time Off. During the Employment Term, the Executive will be entitled to paid vacation on a basis that is the same as that provided to other similarly situated executives of the Company. The Executive shall receive other paid time off in accordance with the Company’s policies for executive officers as such policies may exist from time to time.

4.5Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policies and procedures.

4.6Clawback Provisions. Any amounts payable under this Agreement are subject to any legally required clawback or recovery policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in accordance with any applicable law or regulation.

2

4.7Section 280G.

(a)Notwithstanding any other provision of this Agreement, the Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to the Executive or for the Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would, but for this Section 4.7, be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then prior to making the Covered Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Executive of the Covered Payments after payment of the Excise Tax to (ii) the Net Benefit to the Executive if the Covered Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Covered Payments be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”). “Net Benefit” shall mean the present value of the Covered Payments net of all federal, state, local, foreign income, employment and excise taxes.

(b)Any such reduction in the Covered Payments shall be made in a manner that maximizes the Executive’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

(c)All calculations and determinations under this Section 4.7 shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and the Executive for all purposes. For purposes of making the calculations and determinations required by this Section 4.7, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and the Executive shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 4.7. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with its services.

5.Termination of Employment.

5.1The Employment Term and the Executive’s employment as the Chief Executive Officer hereunder may be terminated by the Company at any time, or for any reason, by delivering at least ten (10) days advance written notice to the Executive.  The Executive may terminate his employment hereunder by delivering at least ten (10) days advance written notice to the Company.  During any such notice period, the Company reserves the right to suspend any or all of the Executive’s duties or responsibilities and limit the Executive’s communications with any customers, suppliers, agents, or employee of the Company, as the Company determines in its sole discretion.

3

(a)Subject to the terms and conditions of this Agreement, in the event that the Executive’s employment hereunder is terminated for any reason, the Employment Term shall expire and the Executive shall be entitled to the following:

(i)Base Salary earned, but unpaid through the date of termination of employment;

(ii)reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and

(iii)such equity compensation, if any, to which the Executive may be entitled under the Plan and the Award Agreement as of the date of termination of employment.

5.2Resignation of All Other Positions. On termination of the Executive’s employment hereunder for any reason, the Executive agrees to resign, effective on the Termination Date from all positions that the Executive holds as an officer of the Company or any of its affiliates. However, the Executive shall not be required to resign as a member of the Board on termination of Executive’s employment.

6.Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend substantial time on such matters, the Company shall compensate the Executive at an hourly rate determined in good faith by the Company and Executive.

7.Confidential Information and Proprietary Rights. Concurrently with the execution of this Agreement, the Executive shall enter into the Company’s confidentiality and proprietary rights agreement attached here to as Exhibit C (the “Confidentiality and Proprietary Rights Agreement”).

8.Restrictive Covenants.

8.1Non-Solicitation of Employees. The Executive agrees and covenants that the Executive shall not, while an employee of the Company or during the two (2) year-period following the cessation of the Executive’s employment for any reason, directly or indirectly, engage in or attempt or seek to engage in any of the following actions, activities, conduct, or courses of action (which shall not include general advertising of open positions or service opportunities):

(a)soliciting, recruiting, or hiring (i) any employee, advisor, independent contractor, or representative of the Company, or (ii) any individual or entity who, during the one (1) year period immediately preceding such solicitation, recruitment or hiring, performed work for the Company (including as an employee, advisor, independent contractor, or consultant), provided that these limitations shall only apply during the one (1) year-period following the cessation of the Executive’s employment with respect to individuals or entities whom the Executive introduces to the Company or with whom the Executive has relationships as of the Effective Date;

4

(b)soliciting or encouraging any employee, advisor, independent contractor, or representative of the Company to discontinue or diminish their employment with, or discontinue or diminish their working relationship with, the Company; or

(c)assisting a person or entity in any manner in doing, or attempting to do, any of the things prohibited by Sections 8.1(a) and 8.1(b) above.

8.2Non-Solicitation of Customers. The Executive understands and acknowledges that the Company’s loss of a relationship and/or goodwill with current, former, or prospective customers will cause significant and irreparable harm. The Executive agrees and covenants that the Executive shall not, while an employee of the Company or during the two (2) year-period following the cessation of the Executive’s employment for any reason, directly or indirectly, solicit, contact (including, but not limited to, email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with the Company’s current, former, or prospective customers that the Executive is aware of for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company. Notwithstanding the foregoing, after the one-year anniversary of the cessation of the Executive’s employment for any reason, this Section 8.2 shall not prohibit the Executive from soliciting or contacting any of Executive’s business contacts that he had established prior to the Effective Date (“Executive’s Existing Contacts”) so long as such solicitation or contact would not cause, or would not reasonably be expected to cause, the Company to lose any business from Executive’s Existing Contacts.

9.Non-Disparagement. Each of the parties to this Agreement agrees and covenants not to, at any time, make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the other party or its businesses, or any of its employees, officers, and known customers, suppliers, investors and other associated third parties.

This Section 9 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Board.

10.Acknowledgement. The Executive acknowledges and agrees that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of the Company.

The Executive further acknowledges that the benefits provided to the Executive under this Agreement, including the amount of the Executive’s compensation, reflects, in part, the Executive’s obligations and the Company’s rights under Section 7, Section 8, and Section 9 of this Agreement; that the Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that the Executive will not suffer undue hardship by reason of full compliance with the terms and conditions of Section 7, Section 8, and Section 9 of this Agreement or the Company’s enforcement thereof.

11.Remedies. In the event of a breach or threatened breach by the Executive of Section 7, Section 8, or Section 9 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable

5

relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

12.Arbitration. The Executive and the Company agree that any controversy, claim or dispute arising out of or in any way relating to this Agreement, the Executive’s provision of services to Company or the termination of Executive’s relationship with the Company, including, without limitation, any claim of discrimination, harassment or retaliation under state or federal law, shall be settled by final and binding arbitration in accordance with the Mutual Agreement to Arbitrate that is attached as Exhibit D hereto (the “Mutual Agreement to Arbitrate”), and which must be executed by the Executive concurrent with the Executive’s execution of this Agreement.

13.Security.

13.1Security and Access. The Executive agrees and covenants (a) to comply with all Company security policies and procedures as in force from time to time, including, without limitation, those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, email systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of the Executive’s employment by the Company, whether termination is voluntary or involuntary. The Executive agrees to notify the Company promptly in the event the Executive learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

13.2Exit Obligations. Upon (a) voluntary or involuntary termination of the Executive’s employment or (b) the Company’s request at any time during the Executive’s employment, the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, email messages, recordings, thumb or USB drives or other removable information storage devices, hard drives and data and all Company documents and materials belonging to the Company and stored in any fashion, including, but not limited to, those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with the Executive’s employment by the Company; and (ii) delete or destroy, at the instruction of the Company, all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

14.Publicity. Subject to the Executive’s advance approval (which shall not be unreasonably withheld), the Company and its agents, representatives and licensees may use the Executive’s name, voice, likeness, image, appearance, and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising and publicity, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes, and all other printed and electronic forms and media throughout the world, at any time during the Employment Term, for all legitimate commercial and business purposes of the Company and without further consent from or royalty, payment, or other compensation to the Executive.

6

15.Governing Law: Jurisdiction and Venue. At all times subject to Sections 11 and 12 of this Agreement, and the Mutual Agreement to Arbitrate, this Agreement, for all purposes, shall be construed in accordance with the laws of the State of California, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in Los Angeles County, California. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

16.Entire Agreement. Unless specifically provided herein, this Agreement and all exhibits, schedules and attachments hereto contain all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Each of the exhibits, schedules and attachments to this Agreement are a part of this Agreement and are hereby incorporated by reference as if fully set forth verbatim herein.  The Preamble and the Recitals are a part of this Agreement.

17.Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

18.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

19.Construction. All titles, captions or section headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision in this Agreement.  When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by “without limitation,” the singular number includes the plural, the plural number includes the singular and the term “person” includes a corporation, limited liability entity, partnership or other corporate entity, a trust and a natural person.

7

20.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A signature received via facsimile or electronically via email, in PDF, or other electronic format will be as legally binding for all purposes as an original signature, as will use of an electronic process associated with this Agreement and executed or adopted by a party with the intent to execute this Agreement.

21.Tolling. Should the Executive violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.

22.Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment and the benefits set forth herein shall either be exempt from the requirements of Section 409A of the Code or any regulations or guidance thereunder (“Section 409A”) or shall comply with the requirements of Section 409A. To the extent that any amounts payable in accordance with this Agreement are subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. Notwithstanding anything anywhere to the contrary, if the Executive is a “specified employee” (within the meaning of Section 409A), any payments or arrangements due upon a termination of the Executive’s employment under any arrangement that constitutes a “deferral of compensation” (within the meaning of Section 409A), and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A, shall be delayed and paid or provided on the earlier of (i) the date which is six months after the Executive’s “separation from service” (as such term is defined in Section 409A) for any reason other than death, and (ii) the date of the Executive’s death. Each series of payments under this Agreement or otherwise shall be treated as separate payments for purposes of Section 409A. “Termination of employment,” “resignation” or words of similar import, as used in this Agreement shall mean with respect to any payments subject to Section 409A, the Executive’s “separation from service” as defined by Section 409A. If any payment subject to Section 409A is contingent on the delivery of a release by the Executive and could occur in either of two calendar years, the payment will occur in the second calendar year. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” subject to Section 409A, all such expenses or other reimbursements hereunder shall be paid on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to provided, in any other taxable year, and (iii) the Executive’s right to such reimbursement or in-kind benefits shall not be subject to liquidation or exchange for any other benefit. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to the Executive. The Executive shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event shall the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A.

23.Notification to Subsequent Employer. When the Executive’s employment with the Company terminates, the Executive agrees to notify any subsequent employer of the restrictive covenants sections contained in this Agreement and, upon reasonable request, to deliver a copy of such notice to the Company before the Executive commences employment with any subsequent employer. In addition, the Executive authorizes the Company to provide a copy of the restrictive covenants sections of this Agreement to the Executive’s subsequent or anticipated future employer.

24.Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business

8

or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

25.Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, CA  90831

Attn: Secretary

If to the Executive:

Teddy Scott

805 Lake Street

Unit 183

Oak Park, IL 60301-1301

26.Representations of the Executive. The Executive represents and warrants to the Company that:

(a)The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

(b)The Executive’s acceptance of employment with the Company and the performance of duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

27.Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

28.Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

29.Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[Signature page follows]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BAKHU HOLDINGS, CORP.,
a Nevada corporation

By
Aristotle Popolizio
Executive Vice President

EXECUTIVE

Signature:
Teddy Scott

Signature Page to Executive Employment Agreement

EXHIBIT A

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into effective as of September 16, 2021 (the “Effective Date”), by and between Bakhu Holdings, Corp., a Nevada corporation (the “Corporation”), and Teddy Scott (the “Indemnitee”).

Premises

A.The Amended and Restated Articles of Incorporation of the Corporation (the “Articles”) and the Bylaws (the “Bylaws”) provide for indemnification of the Corporation’s directors and officers to the fullest extent permitted by any applicable and controlling Nevada law, statute, rule, decision, or finding (collectively, “Nevada Law”) and contemplate that contracts and other arrangements may be entered into respecting indemnification of officers and directors.

B.The parties recognize the difficulty in obtaining liability insurance for the Corporation’s directors, officers, employees, stockholders, controlling persons, agents, and fiduciaries, the significant increases in the cost of such insurance, and the general reductions in the coverage of such insurance.  Furthermore, the parties further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, stockholders, agents, and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited.

C.Indemnitee does not regard the current protection available under the Articles, Bylaws, and insurance as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, stockholders, controlling persons, agents, and fiduciaries of the Corporation may not be willing to serve in such capacities without additional protection.  Moreover, the Corporation desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve the

Corporation and, in part, in order to induce Indemnitee to be involved with the Corporation, wishes to: (i) provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law, and (iii) assure Indemnitee that there will be increased certainty of adequate protection in the future.

D.In addition to any insurance purchased by the Corporation on behalf of Indemnitee, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he may remain free from undue concern that he will not be adequately protected both during his service as an executive officer and a director of the Corporation and following any termination of such service.

E.This Agreement is a supplement to and in furtherance of the Articles and Bylaws and shall not be deemed a substitute therefor or to abrogate any rights of Indemnitee thereunder.

F.The directors of the Corporation have duly approved this Agreement and the indemnification provided herein with the express recognition that the indemnification arrangements provided herein exceed that which the Corporation would be required to provide pursuant to Nevada Law.

Agreement

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.Definitions.  As used in this Agreement:

(a)“Control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, as interpreted under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”).

(b)“Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d)(3) of the Securities Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation: (1) that is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then-outstanding voting securities, increases its beneficial ownership of such securities by 5% or more over the percentage so owned by such person; or (2) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Corporation representing more than 30% of the total voting power represented by the Corporation’s then-outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Corporation and any new director whose election by the board of directors or combination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least two-thirds of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(c)“Indemnifiable Matter” means any event, occurrence, status, or condition that takes place either prior to or after the execution of this Agreement, including any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution activity, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is, or believes he might be involved as a party, witness, or otherwise (except any of the foregoing initiated by Indemnitee pursuant to section 15 to enforce Indemnitee’s rights under this Agreement), by reason of: (i) the fact, in whole or in part, that Indemnitee is or was actually or allegedly a director, officer, agent, or advisor of the Corporation; (ii) any action actually or allegedly taken by him or of any inaction or omission on his part while acting as a director, officer, agent, or advisor of the Corporation; (iii) the registration, offer, sale, purchase, or ownership of any securities of the Corporation; (iv) any duty owed to, respecting, or in connection with the Corporation; or (v) the fact, in whole or in part, that he is or was actually or allegedly serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise; in each case, whether or not he is acting or serving in any such capacity at the time any loss, liability, or expense is incurred for which indemnification or reimbursement can be provided under this Agreement and even though Indemnitee may have ceased to serve in such capacity.

(d)“Indemnitee” shall include the Indemnitee named in the first paragraph of this Agreement and such Indemnitee’s actual or alleged alter egos, spouse, family members, and corporations, partnerships, limited liability companies, trusts, and other enterprises or entities of any form whatsoever under the control of any of the foregoing, and the property of all of the foregoing.

(e)Except as provided in section 14, the term “Independent Counsel” shall mean an attorney, law firm, or member of a law firm, who (or which) is licensed to practice law in the state of Nevada and is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party; or (ii) any other party to the Indemnifiable Matter giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  From time to time, the Corporation may select and preapprove the names of persons or law firms that it deems qualified as Independent Counsel under the foregoing criteria.  Further, at the request of Indemnitee, the Corporation shall review the qualifications and suitability under the foregoing criteria of persons or law firms selected by Indemnitee and preapprove them as Independent Counsel if they meet the foregoing criteria.  An Independent Counsel that has already been preapproved by the board of directors may be appointed as Independent Counsel without any further evaluation, so long as such prospective Independent Counsel continues, as determined by the board of directors, to remain independent.

(f)“Losses” means: (i) any and all losses, claims, damages, expenses, liabilities, judgments, fines, penalties, and actions in respect thereof, as they are incurred, against

Indemnitee in connection with an Indemnifiable Matter; (ii) amounts paid by Indemnitee in settlement of an Indemnifiable Matter; (iii) any indirect, consequential, or incidental damages suffered or incurred by Indemnitee; and (iv) all attorneys’ fees and disbursements, accountants’ fees and disbursements, private investigation fees and disbursements, retainers, court costs, payments of attachment, appeal, or other bonds or security, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, appealing, or being or preparing to be a witness in any threatened or pending Indemnifiable Matter or establishing Indemnitee’s right or entitlement to indemnification for any of the foregoing.

(g)Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent, or advisor with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(h)“Substantiating Documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders, decrees, or settlement agreements, as the case may be, accompanied by a declaration, which need not be notarized, from Indemnitee that such bills, invoices, court or agency orders, decrees, or settlement agreements represent costs or liabilities meeting the definition of “Losses” herein.

2.Indemnity of Indemnitee.  The Corporation hereby agrees to indemnify, protect, defend, and hold harmless Indemnitee against any and all Losses incurred by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, to the fullest extent permitted by Nevada Law.  The termination of any Indemnifiable Matter by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification, and with respect to any criminal proceeding, shall not create a presumption that such person believed that his conduct was unlawful.  The indemnification provided herein shall be applicable whether or not the breach of any standard of care or duty, including a breach of a fiduciary duty, of the Indemnitee is alleged or proven, except as limited by section 3 herein.  Notwithstanding the foregoing, in the case of any Indemnifiable Matter brought by or in the right of the Corporation, Indemnitee shall not be entitled to indemnification for any claim, issue, or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless, and only to the extent that, the court in which the Indemnifiable Matter was brought or another court of competent jurisdiction determines, on application, that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.Limit on Indemnification.  Notwithstanding any breach of any standard of care or duty, including breach of a fiduciary duty, by the Indemnitee, the Corporation shall indemnify Indemnitee except when a final adjudication establishes that Indemnitee’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action.

4.Choice of Counsel.  Indemnitee shall be entitled to employ and be reimbursed for the fees and disbursements of counsel separate from that chosen by any other person or persons whom the Corporation is obligated to indemnify with respect to the same or any related or similar Indemnifiable Matter.

5.Losses.

(a)Losses (other than judgments, penalties, fines, and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the

Indemnifiable Matter, within 10 days after receipt of Indemnitee’s written request accompanied by Substantiating Documentation.

(b)Indemnitee hereby undertakes to repay to the Corporation any advances of Losses pursuant to this Agreement to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

6.Officer and Director Liability Insurance.  The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for Losses or to ensure the Corporation’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  The Corporation shall consult with and be heard by Indemnitee in connection with the Corporation’s actions hereunder.  In all policies of director and officer liability insurance: (a) Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director, or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer; and (b) the policy shall provide that it shall not be cancelled or materially modified without 30 days’ prior written notice to Indemnitee.  Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

7.Indemnification Trust Fund or Other Financial Arrangements.  Pursuant to Nevada Revised Statutes § 78.752 or any successor Nevada Law, the Corporation may establish an indemnification trust fund or make other financial arrangements acceptable to Indemnitee for Indemnitee’s benefit.  Indemnitee shall be an intended third-party beneficiary of any such fund or arrangement, with the right, power, and authority of the Indemnitee to sue for, enforce, and collect the same, in the name, place, and stead of the Corporation or otherwise, for Indemnitee’s benefit.  Such fund or other arrangements shall be available to Indemnitee for payment of Losses upon the Corporation’s failure, inability, or refusal to pay Losses incurred by the Indemnitee.

8.Right of Indemnitee to Indemnification upon Application; Selection of Independent Counsel; Procedure upon Application.

(a)Any application for indemnification under this Agreement, other than when Losses are paid in advance of any final disposition pursuant to section 5 hereof, shall be submitted to the board of directors.  If a quorum of the board of directors were not parties to the action, suit, proceeding, or other matter, a majority of the directors who were not parties to the action, suit, proceeding, or other matter may determine whether indemnification of the applicant is not prohibited by law or may have such determination made by Independent Counsel in a written decision.  If a quorum of the board directors who were not parties to the action cannot be obtained, the board of directors shall have such determination made by Independent Counsel in a written decision.  Notwithstanding the foregoing, however, the board of directors may under any circumstances submit the determination of whether indemnification is proper in the circumstances to the stockholders.  The board of directors shall respond to a request for indemnification or initiate the process of submitting the determination to the stockholders within 45 days after receipt by the Corporation of the written application for indemnification.

(b)If required, Independent Counsel shall be selected by the board of directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected.  Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection.  Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel,” as defined in section 1, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written objection to the Independent Counsel selected, the Corporation has failed to identify a replacement Independent Counsel, the Indemnitee may petition any court of competent jurisdiction for resolution of any objection that shall have been made by Indemnitee to the Corporation’s selection of Independent Counsel and for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its fees and expenses incident to the procedures of this section 8 regardless of the manner in which such Independent Counsel was selected or appointed.

(c)The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.  The burden of proving that indemnification is not appropriate shall be on the Corporation.  Neither the failure of the Corporation (including its board of directors or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors or Independent Counsel) that indemnification is not proper in the circumstances, shall be a defense to the action, suit, proceeding, or other matter or create a presumption that indemnification is not proper in the circumstances.

9.Notice to Insurers.  If at the time of the receipt of an application for indemnification pursuant to section 2 hereof or a request for advances of Losses pursuant to section 5 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such Indemnifiable Matter to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Indemnifiable Matter in accordance with the terms of such policies.

10.Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Losses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or Bylaws, Nevada Law, any policy or policies of directors’ and officers’ liability insurance, any other agreement, any vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office (together, “Other Indemnification”).  However, Indemnitee shall reimburse the Corporation for amounts paid to him under Other Indemnification and not under this Agreement in an amount equal to any payments received pursuant to such Other Indemnification, to the extent such payments duplicate any payments received pursuant to this Agreement.

11.Continuation of Indemnity.  All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee, agent, or advisor of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Indemnifiable Matter.

12.Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Losses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.

13.Settlement of Claims.  The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Indemnifiable Matter effected without the Corporation’s written consent.  The Corporation shall not settle any Indemnifiable Matter in any manner that would impose any penalty or limitation on Indemnitee’s rights under this Agreement without Indemnitee’s written consent.  Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.  The Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

14.Change in Control.  The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control that has been approved by a majority of the Corporation’s board of directors who were directors immediately prior to such Change in Control), then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Losses under this Agreement or any other agreement, or under the Articles or Bylaws as now or hereafter in effect, independent counsel shall be selected by the Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under Nevada Law as determined in accordance with section 16(d).  The Corporation agrees to abide by such opinion and to pay the reasonable fees of the independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

15.Enforcement.

(a)The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director or officer.  The Corporation shall be precluded from asserting in any action commenced pursuant to this section 15 that the procedures and presumptions in this section are not valid, binding, and enforceable and shall stipulate in any such judicial proceedings that the Corporation is bound by all of the provisions of this Agreement.

(b)In any action commenced pursuant to this section 15, Indemnitee shall be presumed to be entitled to indemnification and advancement of Losses in accordance with section 5 under this Agreement, as the case may be, and the Corporation shall have the burden of proof in overcoming such presumption and must show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Losses, as the case may be.

(c)The execution of this Agreement shall constitute the Corporation’s stipulation by which it shall be irrevocably bound in any action by Indemnitee for enforcement of Indemnitee’s rights hereunder that the Corporation’s obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and immediate injury to Indemnitee, for which a remedy at law will be inadequate.  As a result, in addition to any other right or remedy Indemnitee may have at law or in equity respecting a breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

(d)In the event that Indemnitee shall deem it necessary or desirable to retain legal counsel and/or incur other costs and expenses in connection with the interpretation or enforcement of any or all of Indemnitee’s rights under this Agreement, Indemnitee shall be entitled to recover from the Corporation, and the Corporation shall indemnify Indemnitee against, any and all fees, costs, and expenses (of the types described in the definition of Losses in section

1(f)) incurred by Indemnitee in connection with the interpretation or enforcement of said rights.  The Corporation shall make payment to the Indemnitee at the time such fees, costs, and expenses are incurred by Indemnitee.  If, however, the Indemnitee does not prevail in such action under this section 15, Indemnitee shall repay any and all such amounts to the Corporation.  If it shall be determined in an action pursuant to this section 15 that Indemnitee is entitled to receive part but not all of the indemnification or advancement of fees, costs, and expenses or other benefit sought, the expenses incurred by Indemnitee in connection with an action pursuant to this section 15 shall be equitably allocated between the Corporation and Indemnitee.  Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this section 15 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.  This section 15(d) is not subject to the provisions of section 8.

16.Miscellaneous Provisions.

(a)Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions, and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, and schedules.

(a)Notices.  All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid; or (iv) when delivered by facsimile with receipt confirmed by the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to the Corporation, addressed to:

Bakhu Holdings Corp.

One World Trade Center, Suite 130

Long Beach, CA 90831

Facsimile: (310) 997-1484

If to the Indemnitee, addressed to:

Dr. Teddy Scott

Teddy Scott

805 Lake Street

Unit 183

Oak Park, IL 60301-1301

(b)Governing Law.  All issues and questions concerning the construction, validity, interpretation, and enforceability of this Agreement shall be governed by, and construed in accordance with, the Nevada Laws, without giving effect to any choice of law or conflict of law rules or provisions.

(c)Jurisdiction.  Any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby shall be brought in and determined exclusively by the state courts in Los Angeles County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Central District of California), and each of the parties hereby consents to the jurisdiction of such courts in any such action.  In no event shall either party have any right to recover from the other party any consequential damages as to any matter under, relating to, or arising out of this Agreement or the transactions contemplated hereby.

(d)Waiver of Jury Trial.  To the extent permitted by applicable law, each party hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions described herein or therein. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

(e)Attorneys’ Fees.  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, at trial and on appeal, reasonable attorneys’ fees, costs and disbursements in addition to any other relief that may be granted.

(f)Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee and such Indemnitee’s actual or alleged alter egos, spouse, family members, and corporations, partnerships, limited liability companies, trusts, and other enterprises or entities of any form whatsoever under the control of any of the foregoing, the property of all of the foregoing, and the successors and assigns of all of the foregoing.

(g)Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Corporation and the Indemnitee.  No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)Construction.  This Agreement shall be construed liberally in favor of the Indemnitee to the fullest extent possible under Nevada Law, even if such indemnification is not specifically authorized by this Agreement or any other agreement, the Articles or Bylaws, or by Nevada Law.  In the event Nevada Law is changed after the Effective Date, through statutory amendment, judicial interpretation, administrative regulations, or otherwise, to allow additional indemnification or to remove or restrict current limitations on indemnification, this Agreement shall be deemed to be amended and reformed so that Indemnitee shall enjoy by this Agreement the greater benefits of such change.  In the event of any change in Nevada Law that narrows or restricts the right of a Nevada corporation to indemnify Indemnitee, such change, to the extent not otherwise required by Nevada Law to be applied to Indemnitee in the relevant circumstances, shall have no effect on this Agreement or the rights and obligations of the parties hereunder.

(i)Mutual Acknowledgement.  Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Corporation may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

(j)Severability.  If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable: (i) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.  Each section of this Agreement is a separate and independent portion of this Agreement.  If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

(k)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

(l)Independent Advice of Counsel.  The parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on and as of the Effective Date.

THE CORPORATION

BAKHU HOLDINGS, CORP.

By:	Aristotle Popolizio
Its:	Executive Vice President

INDEMNITEE

Teddy Scott

EXHIBIT B

AWARD AGREEMENT

1

BAKHU HOLDINGS, CORP.

NOTICE OF OPTION GRANT

____________________

OPTION NO. 2020-007

____________________

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  These securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

BAKHU HOLDINGS, CORP., a Nevada corporation (the “Company”), is pleased to grant to Teddy Scott (the “Optionee”), the following option to purchase 5,000,000 shares of its Common Stock (the “Option Shares”), under the Company’s 2020 Long-Term Incentive Plan (the “Plan”) and subject to the provisions of the Plan and the Stock Option Agreement. This option to purchase the Option Shares is issued pursuant to that certain Executive Employment Agreement entered into concurrently herewith, by and between the Company and Optionee, in consideration of the services to be rendered by the Optionee to the Company. Except as to those terms otherwise defined herein, all capitalized terms used in this Notice of Option Grant shall have the respective meanings ascribed to them in the Plan.

Name of Optionee:	Teddy Scott

Address:	Teddy Scott
805 Lake Street
Unit 183
Oak Park, IL 60301-1301

Type of Option:	Non-Qualified Stock Option

2

Date of Grant:	September 16, 2021

Number of Options:	5,000,000

Exercise Price:	$4.50 per share

Expiration Date:	September 16, 2031

Vesting Schedule:

Six hundred twenty-five thousand (625,000) of the Option Shares shall vest on the date hereof and ninety-three thousand eighty-five (93,085) of the Option Shares shall vest on the first day of each calendar month thereafter over a period of forty-seven (47) months; provided that, in the 47th month following the Effective Date all Option Shares that remain unvested shall vest.

3

STOCK OPTION AGREEMENT

Unless otherwise defined in this Stock Option Agreement (this “Option Agreement”), capitalized terms shall have the meanings given in the Plan and Notice of Option Grant.

1.Grant; Type of Option.  The Company hereby grants to Optionee the right and option to purchase (the “Option”) the total number of Option Shares at the Exercise Price set forth in the Notice of Option Grant (the “Exercise Price”). The Option is being granted pursuant to the terms of the Plan. The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

2.Vesting.  Six hundred twenty-five thousand (625,000) of the Option Shares shall vest on the date hereof and ninety-three thousand eighty-five (93,085) of the Option Shares shall vest on the first day of each calendar month for a period of forty-seven (47) months thereafter; provided that, in the 47th month following the Effective Date all shares subject to the Option that remain unvested shall vest. Vesting shall cease in the event of: (i) the death or Disability of the Optionee or (ii) if Optionee ceases to be a Director of the Company for any reason.

3.Number of Shares and Exercise Price.  The number of Option Shares that Optionee may purchase upon exercise of the Option and the Exercise Price may be adjusted from time to time for capitalization adjustments as provided in the Plan.

4.Method of Payment.  Payment of the Exercise Price is due in full upon exercise of all or any part of the Option.  Optionee may elect to pay the Exercise Price in cash or by check or in any other manner permitted by the Administrator under the Plan.  As soon as practicable after receipt by the Company of such notice and of payment in full of the Exercise Price for all the Shares with respect to which the Option has been exercised, a certificate or certificates representing such Shares having been paid for shall be issued in the name of the Optionee, or if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee.  If the Option is not exercised respecting all Option Shares subject hereto, Optionee shall continue to hold an Option covered by the terms of this Option Agreement covering the number of Option Shares with respect to which this Option shall not have been exercised.

5.Whole Shares.  The Option may only be exercised for whole Shares and may not be exercised for a fraction of a Share.

4

6.Securities Law Compliance; Limitation of Exercise; Extension of Exercise Period.  The exercise of the Option and the issuance and transfer of the Option Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Optionee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

5

If at any time Optionee delivers a Notice of Exercise in accordance with Section 8 below and the Option is not exercisable solely because of the condition set forth in this Section 6, the Exercise Period (as defined in Section 7) shall be correspondingly extended until the Company determines that the Option can be exercised in compliance with this Section 6, at which point the Optionee shall have the remainder of the applicable Exercise Period within which to exercise such Option.

If the issuance of the Option Shares is not covered by an effective registration statement under the Securities Act, in order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor under any applicable state securities laws and may not be transferred without registration under the Securities Act and under such state securities laws, or pursuant to an available exemption from the Securities Act and such laws.

7.Exercise Period.  The Options shall be exercisable during the period (the “Exercise Period”) commencing upon the date such Options become vested, and terminating upon the earliest of the following dates:

(a)in the event of Optionee’s death, six (6) months after the issuance of letters testamentary or letters of administration or the appointment of an administrator, executor, or personal representative; or

(b)the Expiration Date set forth in the Notice of Option Grant.

If this is an Incentive Stock Option, to obtain the federal income tax advantages associated with such options, the Code requires that at all times beginning on the Date of Grant of the Option and ending on the day three months before the date of the Option’s exercise, Optionee must be an Employee of the Company or an affiliate, except in the event of Optionee’s death or Optionee’s Disability.  The Company has provided for extended exercisability of the Options under certain circumstances for Optionee’s benefit, but cannot guarantee that the Options will necessarily be treated as Incentive Stock Options under the Code if Optionee exercises the Option more than three months after the date that Optionee ceases to be a Service Provider with the Company.

6

8.Exercise.

(a)Optionee may exercise the Option during the Exercise Period by delivering a Notice of Exercise (in a form designated by the Company), together with the Exercise Price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)By exercising the Option, Optionee agrees that, as a condition to any exercise of the Option, the Company may require Optionee to enter an arrangement providing for the payment by Optionee to the Company of any tax withholding obligation of the Company arising by reason of:  (i) the exercise of the Option; (ii) the lapse of any substantial risk of forfeiture to which the Option Shares are subject at the time of exercise; or (iii) the disposition of Option Shares acquired upon such exercise.

7

(c)If the Option is intended to qualify as an Incentive Stock Option under the provisions of the Code, Optionee acknowledges that in order to be entitled to receive treatment as an Incentive Stock Option, the holding and exercise of these Options and the Shares acquired pursuant to these Options are subject to certain limitations and restrictions, including a requirement that any Shares acquired hereunder be held by Optionee until after the date that is both two years subsequent to the date of this Option and one year subsequent to the date the Shares are acquired pursuant to this Option. Failure to hold the Shares for the above period will cause a “disqualifying disposition” of the Shares resulting in the loss of Incentive Stock Option treatment and the associated favorable tax benefits.  As a result of the disqualifying disposition, the Company may also be subject to certain disclosure requirements, and, therefore, Optionee agrees to notify the Company, in writing, 30 days prior to any disqualifying disposition.

(d)In order to enforce the restrictions imposed upon the Option Shares, the Company shall cause a legend or legends to be placed upon any certificates representing such Option Shares, which legend or legends shall be substantially as follows:

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RELATED RIGHTS UNDER THE COMPANY’S LONG-TERM INCENTIVE PLAN AND APPLICABLE STOCK OPTION AGREEMENTS OR OTHER AGREEMENTS EXECUTED IN CONNECTION THEREWITH, COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL BUSINESS OFFICES OF THE COMPANY.

(e)Upon issuance, the Option Shares shall be considered to be fully-paid, nonassessable, issued, and outstanding Shares of the Company and Optionee shall be entitled to vote the Option Shares and receive all cash dividends and other distributions with respect thereto.

9.Change in Control.

(a)Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Option Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows Optionee the ability to participate in the Change in Control with respect to the Option Shares.

(b)For purposes of this Option Agreement, “Change in Control” means:

(i)The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or

8

substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Person”) that is not a subsidiary of the Company;

(ii)A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

(iii)The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)The acquisition by any Person of beneficial ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that for purposes of this Option Agreement, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (v) of this definition; or

(v)The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the

9

outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination.

10.Dividends, Distributions, Etc.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares of common stock that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option; provided, however, that the Administrator shall make such adjustments to the extent required by Section 17(a) of the Plan or Section 25102(o) of the California Corporations Code.

10

11.Transferability.  The Option is not transferable except in accordance with Section 15 of the Plan and is exercisable only by Optionee during Optionee’s life or by the executors, administrators, or beneficiaries of Optionee’s estate.  In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder in violation of the terms hereof or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

12.Option Not a Service Contract.  Optionee acknowledges and agrees that this Option Agreement and the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as a Service Provider for any period, or at all, and shall not interfere with Optionee’s right or the Company’s right to terminate Optionee’s relationship as a Service Provider under Optionee’s written employment agreement with the Company or, in the absence of a written employment agreement, Optionee’s right or the Company’s right to terminate Optionee’s relationship as a Service Provider at any time, with or without cause.

13.Withholding Obligations.

(a)At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to Optionee, and otherwise agrees to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local, and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the Option.

(b)Upon Optionee’s request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully-vested Shares otherwise issuable to Optionee upon the exercise of the Option a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.  If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Options, Share withholding pursuant to the preceding sentence shall not be permitted unless Optionee makes a proper and timely election under Section 83(b) of the Code covering the aggregate number of Shares acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of the Options.  Notwithstanding the filing of such election, Shares shall be withheld solely from fully-vested Shares determined as of the date of exercise of the Options that are otherwise issuable to Optionee upon such exercise. Any adverse consequences to Optionee arising in connection with such Share withholding procedure shall be Optionee’s sole responsibility.

11

(c)The Option is not exercisable unless the tax withholding obligations of the Company and/or any affiliate are satisfied.  Accordingly, Optionee may not be able to exercise the Option when desired even though the Option is fully or partially vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

12

14.Governing Plan Document.  The Options are subject to all of the provisions of the Plan, the provisions of which are hereby made a part of the Option, and are further subject to all interpretations, amendments, rules and regulations that may, from time to time, be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of the Option and those of the Plan, the provisions of the Plan shall control.  Additionally, if this is an Incentive Stock Option, all Options granted hereunder shall be deemed to contain such other limitations and restrictions as are necessary to conform the Options to the requirements for Incentive Stock Options as defined in Section 422 of the Code or any amendment or successor statute of like tenor.

15.Notices.  Any notices provided for in the Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Optionee, five days after deposit in the United States mail, postage prepaid, addressed to Optionee at the last address Optionee provided to the Company.

16.Manner of Execution; Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Option Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Option Agreement.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of the Plan and this Option Agreement.  Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

THE COMPANY

BAKHU HOLDINGS, CORP.

By: Aristotle Popolizio

13

Its: Executive Vice President

OPTIONEE

Teddy Scott

14

BAKHU HOLDINGS, CORP.

STOCK OPTION

NOTICE OF EXERCISE

Bakhu Holdings, Corp.

One World Trade Center, Suite 130

Long Beach, CA 90831

This constitutes notice under my Stock Option Agreement that I elect to purchase the number of shares of common stock of the company listed above (“Shares”) for the price set forth below.

Type of Option (check one): ☐   Incentive ☐   Nonstatutory

Stock Option Dated: __________________________________________

Number of Shares as to

which Option Is Exercised: __________________________________________

Total Exercise Price:$_________________________________________

Certificates to be issued

in the name of and delivered to:__________________________________________

__________________________________________

Address

__________________________________________

1

City, State and Zip Code

Optionee’s SSN /EIN:__________________________________________

By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the 2020 Long-Term Incentive Plan (the “Plan”) or the Stock Option Agreement, (ii) to provide for the payment (in the manner I designate) of required tax withholdings, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify the Company in writing 30 days before the date of any disposition of any Shares issued upon exercise of this option that will occur within two years after the Date of Grant of this option or within one year after such Shares are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of Shares that are being acquired by me for my own account upon exercise of my stock option as set forth above:

I acknowledge that I have read and understood the Plan and the Stock Option Agreement that both the Plan and the Stock Option Agreement are incorporated herein by reference, and I agree to abide by and be bound by their terms and conditions.

2

I further acknowledge that until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other right of a stockholder shall exist with regard to the optioned stock, notwithstanding the exercise of the option.

I further acknowledge that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares, and I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on the Company for any tax advice.

I further acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act.  I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.  I further acknowledge that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, By-laws, and/or applicable securities laws.

I further acknowledge that this notice of exercise, the Plan, and the Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, supersede in their entirety any and all prior agreements with regard to the subject matter hereof, and that this notice of exercise may not be amended except by a writing signed by both parties.

This Notice of Exercise (the “Notice”) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Notice by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Notice.

OPTIONEE

Dated:

3

Signature of Optionee

Acknowledgement and Acceptance

The exercise of options and purchase of shares by, the above Optionee is hereby accepted by the Company as of _______________________.

THE COMPANY

BAKHU HOLDINGS, CORP.

By:
Title:

4

EXHIBIT C

CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

Confidential Information and Invention Assignment AgreementPage 1

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Bakhu Holdings, Corp., a Nevada corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I, Teddy Scott, agree to the following:

1.Confidential Information.

(a)I agree at all times during my employment with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, to fulfill my employment obligations, or to disclose to any person, firm, or corporation without written authorization of the board of directors of the Company, any Confidential Information of the Company.  I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets, or know-how, including research, product plans, products, methodologies, services, customer lists, current and planned customer requirements, costs, bidding practices, price lists, markets, business plans, any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), software, database technologies, systems, structures and architectures, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information  disclosed to me by the Company, either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment, any other information, however documented, and any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

(b)I further acknowledge that such Confidential Information, even though it may be contributed, developed, or acquired by me, constitutes valuable, special, and unique assets of the Company, which are to be held by me in trust and solely for the Company’s benefit.  I further understand that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved, or information that I have acquired wholly independently of my relationship with the Company.  I further acknowledge that the Confidential Information includes “trade secrets,”  In addition to the other protections provided herein, all trade secrets shall be accorded the protections and benefits of the Uniform Trade Secrets Act, any other applicable law, and the common law.

Confidential Information and Invention Assignment AgreementPage 2

(c)I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person, or entity unless consented to in writing by such employer, person, or entity.

(d)I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2.Inventions.

(a)If in the course of my employment with the Company, I incorporate into a Company product, process, or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, and sell such Prior Invention as part of or in connection with such product, process, or machine.  “Prior Inventions” shall mean all Inventions, original works of authorship, developments, concepts, discoveries, processes, computer programs, know-how, ideas, methodologies, improvements, and trade secrets that were made by me prior to my employment with the Company, that belong to me, that relate to the Company’s proposed business, products, or research and development, and that are not assigned to any entity of the Company hereunder.

(b)I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, discoveries, processes, computer programs, know-how, ideas, methodologies, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, that I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, within the scope of and during the period of my employment with the Company (collectively referred to as “Inventions”), except as provided in Section 2(f) below.  I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  I understand and agree that the decision whether or not to commercialize or market any Invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole

Confidential Information and Invention Assignment AgreementPage 3

benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such Invention.  I shall not incorporate any invention, original work of authorship, development, concept, discovery, process, computer program, know-how, ideas, methodology, improvement, or trade secret owned, in whole or in part, by any third party into any Invention without the Company’s prior written permission.

(c)I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) within the scope of and during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(e)I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees, the sole and exclusive rights, title, and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f)I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A).  I will advise the Company promptly in writing of any Inventions that I believe meet the criteria in California Labor Code Section 2870.

Confidential Information and Invention Assignment AgreementPage 4

(g)The terms of this Agreement shall not grant me any license or similar right with respect to any patent, copyright, or other property of the Company.

3.Conflicting Obligations.  I represent and warrant to the Company that I have not entered into any agreements and am not subject to any duties to third parties that are inconsistent with the terms of this Agreement.  I further represent and warrant to the Company that I am not subject or a party to any employment agreement, consulting agreement, noncompetition covenant, nondisclosure agreement, or other agreement, covenant, understanding, or restriction that would prohibit me from executing this Agreement or from performing fully, and without limitation, my duties and responsibilities hereunder.  I agree that, during my employment with the Company, I will not enter into any new agreements or commitments or engage in any other new activities that conflict with the performance of my obligations to the Company without the prior written consent of the Board.  I further represent and warrant that my execution of and compliance with this Agreement and the performance of my duties hereunder will not breach the provisions of any contract, agreement, or understanding to which I am party or any duty owed by me to any other person.

4.Insider Information.  I understand and agree that because of the special position and relationships of the Company, owners, executives, and clients that I may learn of certain information that constitutes “insider information” for Securities and Exchange Commission and other securities laws and regulatory purposes.  I agree not to disclose any such insider information to anyone, and not to use such insider information to trade in securities, or to attempt in any way to profit from any such insider information.  I further agree to execute specific agreements or other documents as requested by the Company in the future in connection with this provision.  Employees of the Company may be subject to criminal and civil liability for engaging in transactions involving insider information.  Further, such activity may subject the Company to substantial penalties.  The Securities and Exchange Commission aggressively seeks out and prosecutes persons who trade on insider information.  The Company considers violations of its insider information policy to be grounds for immediate termination of employment.

Confidential Information and Invention Assignment AgreementPage 5

5.Returning Company Documents.  I agree that, at the time of leaving the employ of the Company, or at such earlier time as the Company may request, I will deliver to the Company (and will not keep in my possession, re-create, or deliver to anyone else) any and all devices, records, data, notes, reports, methodologies, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items, developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.

6.Notification of New Employer.  In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.Representations.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

8.Survival of My Obligations.  To the extent allowed by law, I expressly understand and agree that all of the obligations established by this Agreement with respect to Inventions, Confidential Information, and trade secrets, whether patentable or not, shall continue beyond the termination of any services for or on behalf of the Company.

9.Arbitration and Equitable Relief. Any controversy, dispute or claim arising out of or in any way relating to this Agreement, shall be resolved in accordance with the Mutual Agreement to Arbitrate Claims entered into as of the date hereof by the Company and me.

10.General Provisions.

(a)This Agreement, including all exhibits attached hereto, will be governed by the internal substantive laws, but not the choice of law rules, of California.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b)This Agreement, including all exhibits attached hereto, set forth the entire agreement and understanding between the Company and me relating to the subject matter

Confidential Information and Invention Assignment AgreementPage 6

herein and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both the Company and me.  Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

(c)If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Confidential Information and Invention Assignment AgreementPage 7

11.I acknowledge and agree to each of the following items:

(a)I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(b)I have carefully read this Agreement.  I have asked any questions needed for me to understand the terms, consequences, and binding effect of this Agreement and fully understand them.

(c)Before signing this Agreement, I had the opportunity to seek the advice of an attorney of my choice.

Executed on this 16th day of September, 2021.

BAKHU HOLDINGS, CORP.

By: Aristotle Popolizio
Its: Executive Vice President

EMPLOYEE:

Teddy Scott

Confidential Information and Invention Assignment AgreementPage 8

EXHIBIT A

California Labor Code Section 2870:

(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)Result from any work performed by the employee for the employer.

(b)To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Confidential Information and Invention Assignment Agreement

EXHIBIT D

MUTUAL AGREEMENT TO ARBITRATE CLAIMS

MUTUAL AGREEMENT TO ARBITRATE CLAIMS

Scope of Arbitration

Any controversy, dispute or claim (“Dispute(s)”) between you and Bakhu Holdings, Corp., a Nevada corporation, or its officers, directors, owners, agents or other employees, subsidiaries, affiliates, parent or related entities (collectively, the “Company”), related in any manner to your employment shall be resolved by binding arbitration at the request of any party. The arbitrability of any Dispute under this policy shall be determined by application of the substantive provisions of the Federal Arbitration Act (9 U.S.C. Sections 1 and 2) (“FAA”). To the extent that the FAA is inapplicable, the arbitration law of the state in which you work or last worked for the Company shall apply. Arbitration shall be the exclusive method for resolving any Dispute; provided, however, that any party may request provisional relief from a court of competent jurisdiction, as provided under federal or state law. Even if the Company does not sign or acknowledge its receipt of this policy, the Company, like you, agrees to be bound by this policy and agrees to arbitrate all Disputes.

The Disputes that are to be arbitrated under this policy include, but are not limited to, claims for breach of trade secret law, claims regarding breaches of confidentiality, violation of non-disclosure/non-solicitation provisions, embezzlement/conversion, employee theft, claims for wages and other compensation, claims for breach of contract (express or implied), claims for violation of public policy, wrongful termination, tort claims, claims for unlawful discrimination and/or harassment (including, but not limited to, race, religious creed, color, national origin, ancestry, physical disability, mental disability, gender identity or expression, medical condition, marital status, age, pregnancy, breastfeeding, sex or sexual orientation) to the extent allowed by law, and claims for violation of any federal, state, or other government law, statute, regulation or ordinance.

The Disputes not subject to binding arbitration include: (a) any claims for Workers’ Compensation or unemployment benefits; or (b) Disputes that are expressly excluded by statute or that are expressly required to be arbitrated under a different procedure pursuant to the terms of an employee benefit plan. Accordingly, no provision of this policy should be interpreted to limit your rights under Section 7 of the National Labor Relations Act or to preclude you from pursuing claims in administrative proceedings before the National Labor Relations Board.

BOTH THE COMPANY AND YOU UNDERSTAND THAT BY USING ARBITRATION TO RESOLVE DISPUTES, WE ARE BOTH GIVING UP ANY RIGHT THAT WE MAY HAVE TO A JUDGE OR JURY TRIAL.

Class Action Waiver and Sequence of Representative Claims

2

Any Dispute covered by this policy will be arbitrated on an individual basis. To the maximum extent permitted by law, you hereby waive any right to bring on behalf of persons other than yourself, or to otherwise participate with other persons in, any class, collective, or representative action. If a court adjudicating a case involving the Company and you were to determine that there is an unwaivable right to bring a representative action (including, but not limited to, a representative action under the California Private Attorneys General Act (“PAGA”), or other federal, state or local statute or ordinance of similar effect), any such representative action shall be brought only in court, and not in arbitration, and shall be stayed until the individual claim is adjudicated or resolved in the arbitration proceeding.

3

Initiation of Arbitration and Selection of Arbitrator

Binding arbitration shall be conducted in accordance with the state-specific Arbitration Act in the state in which the claims arose, and the rules and procedures for employment disputes set forth by the internal employment rules of the dispute resolution organization selected by the parties.

The parties shall meet and confer to select a specific arbitrator or reputable dispute resolution organization by mutual agreement. If the parties are unable to agree on a neutral arbitrator or dispute resolution organization, any party may elect to obtain a list of arbitrators from one of the following dispute resolution organizations: Judicial Arbitration and Mediation Service (“JAMS”), Alternative Dispute Resolution (“ADR”), or Signature Resolution Group (“SRG”). The rules for JAMS, ADR, and SRG can be found online at www.jamsadr.com, www.adrservices.org, or www.signatureresolution.com, respectively, or may be obtained from Human Resources or the Board of Directors of the Company upon request. If the parties cannot agree on a specific arbitrator, the parties will follow the procedures established by the dispute resolution organization selected for striking unacceptable arbitrators from the list of available arbitrators until a final selection is made.

The demand for arbitration must be in writing and must be made by the aggrieved party within the statute of limitations period provided under applicable federal and/or state law for the particular claim.  Failure to make a written demand within the applicable statutory period constitutes a bar to raise that claim in any forum. Arbitration proceedings will be held in the county in which you were last employed, unless the parties stipulate in writing to a different venue.

The Arbitration Process

The arbitrator selected by the parties shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The arbitrator is without jurisdiction to apply any different substantive law or law of remedies.

The arbitrator shall apply the state specific Evidence Code to the proceeding or, if none available, the Federal Rules of Evidence. The parties shall be entitled to conduct all discovery to which they would have been entitled had the parties’ controversy been filed in court; provided, however, that the arbitrator shall have the discretion to issue protective orders or otherwise limit discovery where reasonably necessary, taking into account the parties’ mutual desire to have a speedy, less-formal, cost-effective dispute-resolution mechanism. The arbitrator shall have the authority to hear motions for summary disposition by any party and shall apply the substantive standards governing such motions under the applicable federal and/or state law. The hearing(s) on dispositive motions shall be made in accordance

4

with the briefing and hearing schedule established by the arbitrator in accordance with the employment rules of the dispute resolution organization selected.

The arbitration shall be final and binding upon the parties, except as provided in this Binding Arbitration policy.

5

The Arbitration Award

Following the hearing and the submission of the matter to the arbitrator, the arbitrator shall issue a signed and dated written decision and award. The arbitrator shall use his/her best efforts to issue the written award no later than thirty (30) days from the date the arbitration hearing concludes or the post-hearing briefs (if requested) are received, whichever is later. The arbitrator’s award shall decide all issues submitted by the parties, and the arbitrator may not decide any issue not submitted. The arbitrator shall prepare in writing and provide to the parties a decision and award which includes factual findings and the reasons upon which the decision is based. The arbitrator shall be permitted to award only those remedies in law or equity as are requested by the parties and allowed by law.

Any party shall have the right, within twenty (20) days of issuance of the arbitrator’s decision, to file a motion for reconsideration (accompanied by a supporting brief) with the arbitrator, and the arbitrator shall have jurisdiction to consider and rule upon such motion. Any other party shall have twenty (20) days from the date the motion for reconsideration is submitted to file a written response. The arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by law) shall then be final and conclusive upon the parties, except to the extent rights for appeal are provided under the FAA or applicable state law.

Costs of Arbitration

The cost of the arbitrator and other incidental costs of arbitration that would not be incurred in a court proceeding shall be borne by the Company. The parties shall each bear their own costs and attorneys’ fees in any arbitration proceeding; provided, however, that the arbitrator shall have the authority to require any party to pay the costs and attorneys’ fees of another party, as is permitted under federal or state law, as a part of any remedy that may be ordered.

Modification to Binding Arbitration Policy

Only the Board of Directors of the Company may modify this policy in a signed writing and only as is necessary to make this policy enforceable under any federal, state, or local law or other applicable case law effective after this policy’s initial dissemination to its workforce. Otherwise, no employee can modify this policy in any manner or enter into any agreement that is contrary to this policy. If any term, provision, covenant, or condition of this policy is held by a court of competent jurisdiction or an arbitrator to be invalid, void, or unenforceable, the remaining terms and provisions of this policy will remain in full force and effect and shall in no way be affected, impaired or invalidated.  In addition, if any claim(s) within a

6

Dispute is determined to be not subject to arbitration, that claim(s) may be severed and the remaining claim(s) shall remain and continue in arbitration pursuant to this policy.

7

THIS WILL ACKNOWLEDGE THAT I HAVE RECEIVED AND AGREE TO BE BOUND BY THIS MUTUAL AGREEMENT TO ARBITRATE CLAIMS AS SET FORTH HEREIN.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

BAKHU HOLDINGS, CORP.	EMPLOYEE:

Aristotle Popolizio	Teddy Scott
Executive Vice President

Date: September 16, 2021	Date: September 16, 2021

8